UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1 to the Form 8-A Filed December 13, 2011)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LAREDO PETROLEUM, INC.

(Formerly Known As: Laredo Petroleum Holdings, Inc.)

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	45-3007926 (IRS Employer Identification No.)

15 W. Sixth Street

Suite 1800

Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-176439

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Amendment No. 1 amends the Form 8-A of Laredo Petroleum Holdings, Inc., a Delaware corporation (“Laredo Holdings”), to reflect the fact that, effective as of 9:00 a.m. EST on December 31, 2013, the name of Laredo Holdings has been changed to “Laredo Petroleum, Inc.”

Item 1. Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the common stock is incorporated herein by reference to the description included under the caption “Description of capital stock” in the prospectus filed by Laredo Holdings pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of Laredo Holdings’ Registration Statement on Form S-1, as amended (Registration No. 333-176439), initially filed with the Securities and Exchange Commission on August 24, 2011. Effective as of 9:00 a.m. EST on December 31, 2013, the name of Laredo Holdings has been changed to “Laredo Petroleum, Inc.”

Item 2. Exhibits.

Exhibit No.	Description

3.1.

Amended and Restated Certificate of Incorporation of Laredo Holdings (incorporated by reference to Exhibit 3.1 of Laredo Holdings’ Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

3.2

Certificate of Ownership and Merger by and between Laredo Holdings and Laredo Petroleum, Inc. dated as of December 30, 2013 (incorporated by reference to Exhibit 3.1 of Laredo Petroleum, Inc.’s Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

3.3	Amended and Restated Bylaws of Laredo Holdings (incorporated by reference to Exhibit 3.2 of Laredo Holdings’ Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
4.1	Specimen Common Stock Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Laredo Petroleum, Inc.

By:	/s/ Kenneth E. Dornblaser
	Name:	Kenneth E. Dornblaser
	Title:	Senior Vice President and General Counsel

Date: January 6, 2014